SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2008

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2008, Lateral Media, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Trinad Capital Master Fund, Ltd. (“Trinad”), pursuant to which the parties agreed to convert all current principle and interest outstanding under that certain loan agreement, by and between the Company and Trinad, dated as of July 11, 2007, as subsequently amended on November 15, 2007, April 18, 2008 and August 1, 2008 (the “Loan Agreement”), into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).  Under the Loan Agreement, Trinad had agreed to provide a loan to the Company in the principal amount of up to $750,000, plus any accrued interest thereon, as disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 17, 2007, November 15, 2007, April 24, 2008 and August 7, 2008, which are incorporated herein by reference.  As of December 18, 2008, approximately $797,876 of principal plus accrued interest was outstanding under the Loan Agreement (the “Current Outstanding Debt”).  Pursuant to the Letter Agreement, the Company issued 1,063,836 shares of Common Stock to Trinad as repayment in full of the Current Outstanding Debt. Trinad may continue to make loans to the Company at any time and from time to time in accordance with the Loan Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.  The securities were issued pursuant to the exemption from registration permitted under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) Exhibits:

Exhibit	Description
10.1	Letter Agreement, by and between Lateral Media, Inc. and Trinad Capital Master Fund, Ltd., dated as of December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008

LATERAL MEDIA, INC.

By:	/s/ Charles Bentz
Name:	Charles Bentz
Title:	Chief Financial Officer